Exhibit 99.1

Box Reports Record Revenue of $141 Million and Delivers Cash Flow from Operations of $18 Million for Fiscal First Quarter 2019

•	Revenue of $140.5 Million, Up 20 Percent Year-Over-Year
•	Billings of $116.7 Million, Up 17 Percent Year-Over-Year
•	Cash Flow from Operations of $18.4 Million, Up $9.9 Million Year-Over-Year
•	Free Cash Flow of $7.3 Million, Up $3.2 Million Year-Over-Year

REDWOOD CITY, Calif. – May 30, 2018 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the first quarter of fiscal 2019, which ended April 30, 2018.

“In the first quarter, we drove strong attach rates for new products, expanded our international customer base and delivered product innovation and security for some of the largest and most regulated enterprises in the world,” said Aaron Levie, co-founder and CEO of Box. “With customers like Mitsubishi Motors Corporation, Dignity Health and the Defense Advanced Research Projects Agency (DARPA) choosing Box to power their digital workplace, our focus on security and collaboration, as well as our vision for artificial intelligence, continues to resonate.”

“We delivered solid top line growth and improved cash flow from operations by $10 million year-over-year in the first quarter,” said Dylan Smith, co-founder and CFO of Box. “Our continued focus on driving higher product attach rates and expanding our penetration in the large enterprise market position us for long-term growth on our path to $1 billion and beyond.”

Adoption of the New Revenue Recognition Standard - ASC Topic 606

Box adopted the new revenue recognition accounting standard Accounting Standards Codification Topic 606 (“ASC 606”) on a modified retrospective basis, effective February 1, 2018. Financial results for reporting periods in Box’s fiscal year ending January 31, 2019 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard Accounting Standards Codification Topic 605 (“ASC 605”). This press release includes additional information regarding Box’s financial results for the quarter ended April 30, 2018 under ASC 605 for comparison to the prior year.

Fiscal First Quarter Financial Highlights

•

Revenue for the first quarter of fiscal 2019 was a record $140.5 million, an increase of 20% (ASC 606 in fiscal 2019 compared to ASC 605 in fiscal 2018) and 22% (ASC 605 in fiscal 2019 compared to ASC 605 fiscal 2018) from the first quarter of fiscal 2018.

•	Deferred revenue as of April 30, 2018 was $286.9 million, an increase of 28% (ASC 606 to ASC 605) and 31% (ASC 605 to ASC 605) from April 30, 2017.
•	Billings for the first quarter of fiscal 2019 were $116.7 million, an increase of 17% (ASC 606 to ASC 605 and ASC 605 to ASC 605) from the first quarter of fiscal 2018.
•

GAAP operating loss in the first quarter of fiscal 2019 was $35.9 million, or 26% of revenue (ASC 606 to ASC 605), and $37.4 million, or 26% of revenue (ASC 605 to ASC 605). This compares to GAAP operating loss of $40.0 million, or 34% of revenue, in the first quarter of fiscal 2018.

•

Non-GAAP operating loss in the first quarter of fiscal 2019 was $9.2 million, or 7% of revenue (ASC 606), and $10.7 million, or 7% of revenue (ASC 605). This compares to a non-GAAP operating loss of $16.6 million, or 14% of revenue, in the first quarter of fiscal 2018.

•

GAAP net loss per share, basic and diluted, in the first quarter of fiscal 2019 was $0.26 (ASC 606) and $0.28 (ASC 605) on 138.5 million shares outstanding. This compares to a GAAP net loss per share of $0.30 in the first quarter of fiscal 2018 on 131.5 million shares outstanding.

•

Non-GAAP net loss per share, basic and diluted, in the first quarter of fiscal 2019 was $0.07 (ASC 606) and $0.08 (ASC 605). This compares to non-GAAP net loss per share of $0.13 in the first quarter of fiscal 2018.

•

Net cash provided by operating activities in the first quarter of fiscal 2019 totaled $18.4 million. This compares to net cash provided by operating activities of $8.5 million in the first quarter of fiscal 2018.

•	Free cash flow in the first quarter of fiscal 2019 was $7.3 million. This compares to $4.0 million in the first quarter of fiscal 2018.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Grew paying customer base to more than 85,000 businesses, including new or expanded deployments with leading organizations such as Blackboard, City of Philadelphia, DARPA, Dignity Health, Hitachi High Technologies, Mitsubishi Motors Corporation and Pokémon.

•

Hosted Box World Tour Europe 2018 in London with hundreds of IT industry leaders from across Europe. As the European Union's General Data Protection Regulation took effect May 25th, Box, with Binding Corporate Rules, C5 and the TCDP, has been independently reviewed by European Data Protection Authorities for its privacy and cloud protection practices and is well-suited to support customers as they address GDPR.

•	Launched multizones support for Box Zones, giving customers the choice to store data in and collaborate seamlessly across any of Box’s existing seven Zones, all from a single Box instance.
•	Announced the general availability of Box Drive to power seamless collaboration streamed directly from the desktop to further simplify businesses’ shift to the cloud.
•	Released new capability to create metadata-driven retention policies for Box Governance, offering customers powerful, flexible and customizable controls over their data.
•	Launched new Box Admin Insights Dashboard, providing IT admins with enhanced visibility, governance and understanding of how their employees leverage Box globally.
•	Released Box’s integration with Apple’s office suite, iWork, enabling users to create, preview and collaborate on Pages, Numbers and Keynote files within Box.
•

Established Future of Work Council with Workplace by Facebook and Okta, bringing together leaders from enterprises like American Express, NIKE and Farmers Insurance® to rethink the culture, skills, organization and technology required to enable the future of work in the digital age.

Outlook

•

Q2 FY19 Guidance: Revenue is expected to be in the range of $146 million to $147 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($0.28) to ($0.27) and ($0.06) to ($0.05), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 141 million.

•

Full Year FY19 Guidance: Revenue is expected to be in the range of $603 million to $608 million. GAAP and non-GAAP basic and diluted earnings per share are expected to be in the range of ($1.07) to ($1.04) and ($0.19) to ($0.16), respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 140 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-866-393-4306 (U.S. and Canada), conference ID: 8194155
+ 1-734-385-2616 (international), conference ID: 8194155

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-855-859-2056 (U.S. and Canada), conference ID: 8194155
+ 1-404-537-3406 (international), conference ID: 8194155

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its ability to scale its business and drive operating efficiencies, its ability to achieve its revenue target of $1 billion in the coming years, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, the timing of recent and planned product introductions and enhancements, the short- and long-term success, market adoption, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal second quarter and full fiscal 2019 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) Box’s limited operating history, which makes it difficult to predict future results; (6) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (7) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (8) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (9) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2018. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash provided by operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Prior to the adoption of Accounting Standards Update 2016-18, Restricted Cash, historically, these adjusting items include the use and release of restricted cash to guarantee a significant letter of credit for Box's Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers more than 85,000 businesses globally, including

AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com.

Contacts

Investors:

Alice Kousoum Lopatto

+1 650-209-3467

alopatto@box.com

Media:

Denis Roy, Box

+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30,		January 31,
	2018	*	2018	**
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$217,116		$208,076
Accounts receivable, net	91,025		162,133
Prepaid expenses and other current assets	17,575		11,391
Deferred commissions	15,091		17,589
Total current assets	340,807		399,189
Property and equipment, net	124,518		123,977
Intangible assets, net	10		24
Goodwill	16,293		16,293
Restricted cash	350		350
Deferred commissions, non-current	41,275		8,330
Other long-term assets	5,226		5,403
Total assets	$528,479		$553,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,485		$17,036
Accrued compensation and benefits	16,488		37,707
Accrued expenses and other current liabilities	22,341		26,198
Capital lease obligations	20,421		18,844
Deferred revenue	264,427		291,902
Deferred rent	2,589		2,280
Total current liabilities	340,751		393,967
Debt, non-current	40,000		40,000
Capital lease obligations, non-current	29,941		26,980
Deferred revenue, non-current	22,522		29,021
Deferred rent, non-current	45,616		45,882
Other long-term liabilities	3,034		2,748
Total liabilities	481,864		538,598
Stockholders’ equity:
Common stock (1)	13		13
Additional paid-in capital	1,083,538		1,054,932
Treasury stock	(1,177)		(1,177)
Accumulated other comprehensive income	164		288
Accumulated deficit	(1,035,923)		(1,039,088)
Total stockholders’ equity	46,615		14,968
Total liabilities and stockholders’ equity	$528,479		$553,566

(1)	As of April 30, 2018, the number of shares of the registrant’s Class A common stock outstanding was 128,865 and the number of shares of the registrant’s Class B common stock outstanding was 11,110.
*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2018	*	2017	**

Revenue	$140,507		$117,222
Cost of revenue(1)(2)	39,068		32,723
Gross profit	101,439		84,499
Operating expenses:
Research and development(2)	38,248		33,534
Sales and marketing(2)	76,998		70,663
General and administrative(1)(2)	22,053		20,281
Total operating expenses	137,299		124,478
Loss from operations	(35,860)		(39,979)
Interest expense, net	(70)		(279)
Other (loss) income, net	(343)		16
Loss before provision (benefit) for income taxes	(36,273)		(40,242)
Provision (benefit) for income taxes	364		(156)
Net loss	$(36,637)		$(40,086)
Net loss per common share, basic and diluted	$(0.26)		$(0.30)
Weighted-average shares used to compute net loss per share, basic and diluted	138,524		131,469

(1) Includes intangible assets amortization as follows:

	Three Months Ended
	April 30,
	2018	*	2017	**
Cost of revenue	$—		$365
Sales and marketing	1		—
General and administrative	13		39
Total intangible assets amortization	$14		$404

(2) Includes stock-based compensation expense as follows:
	Three Months Ended
	April 30,
	2018	*	2017	**
Cost of revenue	$3,121		$2,468
Research and development	10,148		9,160
Sales and marketing	8,061		7,740
General and administrative	5,283		3,578
Total stock-based compensation	$26,613		$22,946

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2018	*	2017	**
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,637)		$(40,086)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,395		9,572
Stock-based compensation expense	26,613		22,946
Amortization of deferred commissions	3,675		4,990
Other	(21)		22
Changes in operating assets and liabilities:
Accounts receivable, net	71,690		37,346
Deferred commissions	(4,716)		(2,784)
Prepaid expenses and other assets	(5,200)		(2,541)
Accounts payable	475		7,182
Accrued expenses and other liabilities	(24,717)		(10,967)
Deferred rent	43		530
Deferred revenue	(24,160)		(17,669)
Net cash provided by operating activities	18,440		8,541
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,040)		(784)
Proceeds from sale of property and equipment	1		27
Net cash used in investing activities	(4,039)		(757)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	3,362		2,456
Proceeds from issuances of common stock under employee stock purchase plan	11,846		8,881
Employee payroll taxes paid related to net share settlement of restricted stock units	(13,295)		(9,114)
Payments of capital lease obligations	(7,150)		(3,736)
Net cash used in financing activities	(5,237)		(1,513)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(124)		29
Net increase in cash, cash equivalents, and restricted cash	9,040		6,300
Cash, cash equivalents, and restricted cash, beginning of period	208,426		204,172
Cash, cash equivalents, and restricted cash, end of period	$217,466		$210,472

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended
	April 30,
	2018 *	2017 **
GAAP operating loss	$(35,860)	$(39,979)
Stock-based compensation	26,613	22,946
Intangible assets amortization	14	404
Non-GAAP operating loss	$(9,233)	$(16,629)

GAAP operating margin	(26)%	(34)%
Stock-based compensation	19	20
Intangible assets amortization	—	—
Non-GAAP operating margin	(7)%	(14)%

GAAP net loss	$(36,637)	$(40,086)
Stock-based compensation	26,613	22,946
Intangible assets amortization	14	404
Non-GAAP net loss	$(10,010)	$(16,736)

GAAP net loss per share, basic and diluted	$(0.26)	$(0.30)
Stock-based compensation	0.19	0.17
Intangible assets amortization	—	—
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.13)
Weighted-average shares outstanding, basic and diluted	138,524	131,469

Net cash provided by operating activities	$18,440	$8,541
Purchases of property and equipment	(4,040)	(784)
Payments of capital lease obligations	(7,150)	(3,736)
Free cash flow	$7,250	$4,021
Net cash used in investing activities	$(4,039)	$(757)
Net cash used in financing activities	$(5,237)	$(1,513)

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2018	*	2017	****
GAAP revenue	$140,507		$117,222
Deferred revenue, end of period	286,949		224,315
Less: deferred revenue, beginning of period	(311,109)	**	(241,984)
Contract assets, beginning of period	582	***	—
Less: contract assets, end of period	(195)	***	—
Billings	$116,734		$99,553

* As reported under ASC Topic 606
** Balance as of February 1, 2018 upon the adoption of ASC Topic 606
*** Contract assets is reported as part of accounts receivable upon the adoption of ASC Topic 606.
**** As reported under ASC Topic 605

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended July 31, 2018	For the Year Ended January 31, 2019
GAAP net loss per share range, basic and diluted	$(0.28-0.27)	$(1.07-1.04)
Stock-based compensation	0.22	0.88
Non-GAAP net loss per share range, basic and diluted	$(0.06-0.05)	$(0.19-0.16)
Weighted average shares outstanding, basic and diluted	140,524	140,498